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                                                                    EXHIBIT 23.2



                              ACCOUNTANTS' CONSENT



The Board of Directors
RFS, Inc.:

We consent to the inclusion in the Current Report on Form 8-K of Equity Inns, Inc. of our report dated January 23, 1998, relating to the consolidated balance sheets of RFS, Inc. and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholder's equity, and cash flows for the years then ended.



                                                          KPMG Peat Marwick LLP



Memphis, Tennessee
May 18, 1998